Exhibit 10.6

Ewatt Robot Equipment Co., Ltd.

Purchase Contract

Party A: Ewatt Robot Equipment Co., Ltd.	Contract No.:
Party B:	Signed at: Nan’an

In accordance with the provisions of the Civil Code of the People’s Republic of China and other applicable laws and regulations, this Purchase Contract (“this Contract”) is made and entered into through negotiation by and between Party A and Party B for mutual compliance:

1.	Product Name, Specifications, Model, Quantity, Price, Manufacturer, Delivery Time

No.	Equipment Name	Specifications & Model	Unit	Quantity	Price	Total Amount	Remarks
1
2
3
4

2.	Payment Method

2.1	The total price shall include the total price of the goods, transportation costs, equipment loading and unloading costs, taxes, etc.

2.2	After this Contract is signed and takes effect, Party A shall prepay a full deposit of 50%, i.e., RMB _____. The 50% balance of RMB ____ shall be paid in full within 30 days after the invoice is issued after the goods are delivered to the designated address of Party A, installed and commissioned.

3.	Delivery Time and Transportation

3.1	Party B shall deliver the goods to Party A’s designated place. Party B shall bear all risks before the delivery of the equipment. Party B shall bear the freight and insurance premiums, etc.

3.2	Delivery time: Party B shall deliver the goods to Party A’s designated place before Month ___Day ___, Year___.

3.3	The equipment provided by Party B shall take moisture-proof, rain-proof and shock-proof protection measures to ensure that the equipment is safely transported to Party A’s designated place without damage. In case of damage to the appearance and accessories due to improper transportation protection, Party B shall replace and handle it in a timely manner.

4.	Equipment Installation, Commissioning, Acceptance and Objection

4.1	After receiving the equipment, Party A shall accept and install it according to the technical requirements and standards. If Party A finds that the specifications, model, color, etc. of the equipment do not meet the requirements during the acceptance process, Party B shall handle the situation immediately after receiving the objection from Party A.

5.	Equipment Maintenance and Warranty Service

5.1	The warranty period for the equipment shall be ___ year(s) after the equipment passes the acceptance. The equipment shall be repaired free of charge on-site during the warranty period. After the warranty period, Party B shall be obligated to assist Party A in repairing the equipment during the use cycle of the equipment involved in this Contract.

6	Dispute: Any dispute arising from this Contract and its appendixes may be settled through negotiation between the parties. If the negotiation fails, the dispute shall be submitted to the court of competent jurisdiction at the place where Party A is located for litigation. This Contract is executed in duplicate, one for each party.

Party A: Ewatt Robot Equipment Co., Ltd.	Party B:
Account Bank: [*]	Account Bank:
Account No.: [*]	Account No.:
Address: [*]	Address:
Authorized Representative (Signature):	Authorized Representative (Signature):
Date:	Date: